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                                                                    EXHIBIT 11



                          AAMES FINANCIAL CORPORATION

                               Earnings Per Share

          For the three and nine months ended March 31, 1996 and 1997

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

                                                 Three Months ended                Nine Months ended
                                                       March 31,                        March 31,
                                              --------------------------       --------------------------
                                                  1996           1997              1996           1997
                                              -----------    -----------       -----------    -----------
Shares outstanding                             23,705,000     27,677,000        23,564,000     27,677,000

Common equivalent shares:
  Options and warrants                          1,403,000      2,660,000         1,399,000      2,727,000
  Convertible subordinated notes                2,054,000      6,161,000           685,000      6,161,000
                                               ----------     ----------        ----------     ----------
      Fully diluted shares outstanding         27,162,000     36,498,000        25,648,000     36,565,000
                                               ==========     ==========        ==========     ==========

Net income                                     $ 8,564,000   $17,575,000       $21,511,000    $31,225,000

Adjustment to add back interest on
  Convertible subordinated notes                   306,000       927,000           306,000      2,802,000
                                               -----------    ----------        ----------     ----------
Adjusted net income                            $ 8,870,000   $18,502,000       $21,817,000    $34,027,000
                                               ===========   ===========       ===========    ===========
Fully diluted earnings per share                    $ 0.33        $ 0.51            $ 0.85         $ 0.93
                                               ===========   ===========       ===========    ===========

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